UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2015
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2015, Samuel L. Neese announced that he will be taking a temporary medical leave of absence as Executive Vice President and Chief Executive Officer of Highlands Bankshares, Inc. (the “Company”) and as President and Chief Executive Officer of Highlands Union Bank, the Company’s wholly-owned subsidiary (the “Bank”).  During Mr. Neese’s leave, Robert M. Little, Jr., the Chief Financial Officer of the Company and Vice President of Accounting of the Bank, will assume the additional role of interim Chief Executive Officer of the Company, and James R. Edmondson, the Vice President of Accounting of the Company and Chief Financial Officer of the Bank, will assume the additional role of interim Chief Executive Officer of the Bank, each subject to regulatory approval.

Additional information regarding Mr. Little and Mr. Edmondson is included in the Company’s proxy statement for the Company’s 2015 annual meeting of shareholders, filed with the SEC on April 1, 2015, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: October 9, 2015	By:	/s/ Robert M. Little, Jr.
Robert M. Little, Jr.
Chief Financial Officer